UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2026

RxSight, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40690	94-3268801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Columbia
Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 521-7830

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RXST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 11, 2026, RxSight, Inc. (the “Company”) issued a press release announcing certain preliminary unaudited fourth quarter and full-year 2025 financial and operational results. A copy of the press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information furnished in this Current Report on Form 8-K under Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or in any filing under the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2025, the Company appointed Mark Wilterding as its Chief Financial Officer (and principal financial and accounting officer), effective January 11, 2026 (the “Effective Date”), replacing Shelley Thunen in such capacities.

Prior to joining the Company, Mr. Wilterding, age 48, served as the senior vice president, global finance for Edwards Lifesciences, a leading global structural heart innovation company, from March 2025 to January 2026. In this role Mr. Wilterding maintained responsibility for Financial Planning and Analysis (FP&A), treasury, regional finance, investor relations and financial operations & strategy. Prior to his most recent position with Edwards Lifesciences, Mr. Wilterding served in various roles at Edwards Lifesciences beginning in June 2019, including senior vice president, investor relations, FP&A, and treasurer. From April 2014 to June 2019, Mr. Wilterding served as director, investor relations of Medtronic, a global healthcare technology company. Mr. Wilterding holds a bachelor’s degree in economics and English from St. Olaf College and an M.B.A. in finance, management and strategy, and marketing from the Kellogg School of Management at Northwestern University.

In connection with his appointment, Mr. Wilterding entered into a confirmatory employment letter, dated December 15, 2025, effective as of January 11, 2026 (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Wilterding will receive an annual base salary of $550,000 and will be eligible to receive an annual bonus of up to 65% of his annual base salary. Mr. Wilterding is also entitled to receive a sign-on bonus in an amount to be determined based on terms specified in the Employment Agreement. Mr. Wilterding is eligible to participate in employee benefit plans generally available to other senior executives of the Company. Pursuant to the Employment Agreement, Mr. Wilterding entered into the Company’s Proprietary Information and Inventions Agreement upon commencement of his employment on the Effective Date.

On January 12, 2026, Mr. Wilterding also received, as provided in the Employment Agreement, an option (the “Option”) to purchase 258,770 shares of the Company’s common stock (“Common Stock”) and an award of 163,528 restricted stock units (the “RSU Award,” and collectively with the Option, each a “New Hire Award”). Each New Hire Award is subject to the terms and conditions of the Company’s 2021 Equity Incentive Plan and an award agreement thereunder between Mr. Wilterding and the Company. The Option has an exercise price equal to the closing price of the Common Stock as reported on the Nasdaq Global Market on the grant date (January 12, 2026) and the shares subject to the Option will be subject to vesting on the following terms: 25% of the shares subject to the Option will vest on the one-year anniversary of the grant date, with the balance vesting equally monthly over the following three years, such that all of the shares subject to the Option will be fully vested four years from the grant date, subject to Mr. Wilterding’s continued employment with the Company through each applicable vesting date and the terms of the applicable Option agreement. The RSU Award is subject to vesting on the following terms: one eighth (1/8th) of the shares subject to the RSU Award will vest on February 28, 2026, and one eighth (1/8th) of the shares subject to the RSU Award will vest every six months thereafter on the last day of February and the last day of August over a four-year period, subject to Mr. Wilterding’s continued employment with the Company through each applicable vesting date and the terms of the applicable RSU Award agreement.

In connection with his appointment, Mr. Wilterding also entered into a change in control severance agreement (the “Severance Agreement”) on the same terms as the Company’s other executive officers (other than the Chief Executive Officer), as described under “Executive Compensation – Compensation Discussion and Analysis – Executive Officer Change in Control and Severance Agreements” in the Company’s 2025 Proxy Statement, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 21, 2025, which disclosure is incorporated herein by reference.

In connection with his appointment, the Company entered into an indemnification agreement with Mr. Wilterding, which is in substantially the same form as entered into with other officers of the Company.

Mr. Wilterding has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the material terms of the Employment Agreement and the Severance Agreement do not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement and Severance Agreement, which the Company expects to file as exhibits to a subsequent periodic report to be filed with the SEC.

Item 7.01. Regulation FD Disclosure.

On January 11, 2026, the Company issued a press release announcing Mr. Wilterding’s appointment as Chief Financial Officer. The press release is attached hereto as Exhibit 99.1 and incorporated herein solely for purposes of this Item 7.01 disclosure.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1 RxSight, Inc. Press Release dated January 11, 2026.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RxSight, Inc.

Date:	January 12, 2026	By:	/s/ Ron Kurtz, M.D.
Ron Kurtz, M.D. Chief Executive Officer and President